Exhibit 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is entered into as of June 5, 2014 by and between FEDERAL HOME LOAN MORTGAGE CORPORATION (“Freddie Mac” as “Sublandlord”), 8200 Jones Branch Drive, McLean, Virginia 22101, and SIDOTI & COMPANY LLC (“Subtenant”), 317 Madison Ave, New York, New York 10017.

WHEREAS, Freddie Mac occupies space commonly known as the entire rentable portion of the Fourth (4th) floor, consisting of approximately 31,433 square feet of rentable space(the “Premises”), in a building commonly known as 122 East 42nd Street, having a street address of 122 East 42nd Street, New York, New York 10168 (the “Building”)pursuant to an Agreement of Lease dated November 29, 2006 between Freddie Mac and 122 East 42nd Street, LLC (“Landlord”) (the “Master Lease”), and

WHEREAS, Subtenant desires to sublease from Freddie Mac the entire Premises, as outlined in Exhibit 1 attached hereto (the “Subleased Premises”),

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein, Freddie Mac and Subtenant agree as follows:

1.           Subleased Premises.   Freddie Mac hereby subleases the Subleased Premises to Subtenant, and Subtenant hereby subleases the Subleased Premises from Freddie Mac, for executive and administrative offices, including a trading, wire and computer room, during the Term (as defined below), upon the terms and conditions set forth herein. Freddie Mac has equipped the Subleased Premises with certain furniture and other items listed on Exhibit 3 (“Transferred Furniture”), which Subtenant desires to use during the Term. Subtenant will acquire title to such Transferred Furniture from Freddie Mac “AS IS” for the sum of One Dollar ($1.00) on March 30, 2017, when Freddie Mac will deliver title, clear of all liens and encumbrances, for the Transferred Furniture to Subtenant memorialized in a Bill of Sale, as in the form of Exhibit 5. Subtenant will not, and will not permit any other person or entity to, directly or indirectly create, incur, assume or permit to exist any lien or encumbrance on the Transferred Furniture. Provided that the Master Lease or this Sublease are not terminated prior to March 30, 2017 due to Freddie Mac’s default thereunder, Subtenant will be responsible for removing all such items at the end of the Term in accordance with the requirements of the Master Lease.Subtenant acknowledges that the items listed in Exhibit 4 are not included in the definition of Transferred Furniture and will not be available for Subtenant’s use hereunder.

2.           Master Lease

(a)     Subtenant represents that it is fully familiar with Master Lease. This Sublease is subject and subordinate in all respects to the Master Lease, except to the extent otherwise herein specified, and all mortgages, lease and other documents to which the Master Lease is or may hereafter become subject and subordinate. Subtenant agrees to comply with, and acknowledges that its rights hereunder are subject to, the terms and conditions of the Master Lease as they apply to Subtenant’s use and enjoyment of the Subleased Premises and the Building. Without limiting the foregoing, Subtenant will comply with any rules and regulations that apply to the Subleased Premises or the Building. Subtenant will not do or cause to be done or suffer or permit any act to be done that would or might cause Freddie Mac to be in default under the Master Lease or liable for any damage, claim or penalty. Without limiting the foregoing, Subtenant acknowledges that under the Master Lease certain fixtures and improvements that may be installed by the Subtenant may belong to Landlord or, at Landlord’s election, must be removed by Subtenant in accordance with the provisions of the Master Lease. Freddie Macrepresents that Freddie Mac has not received any notice, and has no actual knowledge, of any default by Freddie Mac under the Master Lease. Freddie Mac will request Landlord to deliver an Estoppel Certificate to Subtenant in the form and substance of Exhibit 6 concurrently with its approval of this Sublease.

(b)     Subtenant acknowledges that its rights related to the Subleased Premises arise out of this Sublease only, and that it has no rights under the Master Lease that are not expressly granted to Subtenant herein. Freddie Mac does not agreeto do or perform any obligations undertaken or assumed by Landlordunder the Master Lease. Without limiting the foregoing, Freddie Mac will not be liable for any early termination of or default under the Master Lease that is not due to the gross negligence or willful misconduct of Freddie Mac or to Freddie Mac’s breach of the Master Lease not caused by Subtenant or any third party (including Landlord or another subtenant). Freddie Mac will have no obligation to inspect, maintain, secure or repair the Subleased Premises and will not be liable to Subtenant or its employees, agents or any third parties for any loss, injury or damage to persons or property caused by any conditions or activities in, on or about the Premises or the Building, including but not limited to, the Subleased Premises. Notwithstanding the foregoing, Freddie Mac will have all rights with respect to the Subleased Premises (including the right to enter and inspect) that Landlord has with respect to the Premises under the Master Lease.

(c)     Freddie Mac will use commercially reasonable efforts to maintain the Master Lease in full force and effect during the Term (subject to Subtenant’s compliance with its obligations hereunder and under the Master Lease) and, upon notice from Subtenant that Landlord has failed to comply with one or more of its obligations under the Master Lease, will usecommercially reasonable good faithefforts to procure Landlord’s cure of any Landlord default (but will not be obligated to bring a lawsuit)and, if Freddie Mac is unable to procure Landlord’s cure within five (5) business days, Freddie Mac will cooperate (without being obligated to incur expenses) in any reasonable efforts (including seeking judicial relief if appropriate) of Subtenant to enforce Landlord’s obligations under the Master Lease.

3.           Condition of Building and Subleased Premises.   Subtenant acknowledges that it has inspected the Subleased Premises and that the Subleased Premises are in good condition. Subtenant agrees to accept the Subleased Premises in their “AS IS” condition as of the

Commencement Date (as defined in Section 5(a) of this Sublease). Subtenant will not make or allow to be made any alterations, additions or improvements to the Subleased Premises without first obtaining the written consent of both Freddie Mac and Landlord. Prior to Subtenant’s occupancy of the Subleased Premises, Freddie Mac and Subtenant will conduct a joint review of the electrical equipment listed on Exhibit 3 to confirm that such electrical equipment is in working condition and, if it is not in working condition on the day of such joint review, within thirty days after such joint review Freddie Mac, at its option and expense, will either (i) repair such electrical equipment so that it is in working condition; or (ii) remove such electrical equipment from the Subleased Premises, and if Freddie Mac elects to remove any electrical equipment, such electrical equipment will no longer be considered part of the Transferred Furniture and title to such electrical equipment will not be transferred to Subtenant. Except as expressly provided in the immediately previous sentence, Subtenant acknowledges that Freddie Mac is making no representations or warranties, and will have no liability, whatsoever with respect to the condition of the Subleased Premises, the Building or any property, equipment, security, improvements or other services therein or related thereto including, without limitation, all non-electrical equipment listed on Exhibit 3.

4.           Rent

(a)    Commencing on November 1, 2014 (the “Rent Commencement Date”), Subtenant will pay to Freddie Mac, as annual rent for the Subleased Premises (the “Base Rent”), the sum of thirty-three dollars and zero cents ($33.00) per rentable square foot of the Subleased Premises. On September 1, 2015 and again on September 1, 2016, Base Rent will increase by two percent (2%). Base Rent for the Term is set forth on the Base Rent Schedule attached hereto as Exhibit 2 and made a part hereof. Base Rent will be payable in monthly installments, in advance, beginning on the Rent Commencement Date and continuing on the first day of each successive month during the Term. If the Term begins on a date other than the first day of a month or ends on a date other than the last day of a month, the foregoing monthly installment will be pro ratedfor the month based on the number of days of the month that fall during the Term.

(b)    Subtenant also will pay to Freddie Mac as “Additional Rent” the amount of any increases in Taxes (as defined in the Master Lease) payable by Freddie Mac under the Master Lease, above Taxes paid by Freddie Mac for 2014/2015, as and when charged to Freddie Mac by Landlord (on both an estimated and actual basis). Subtenant also will pay to Freddie Mac as Additional Rent $3.25 per square foot per month for electricity. In addition to the foregoing, Subtenant will reimburse Freddie Mac, as Additional Rent, for any and all amounts that are payable by Freddie Mac pursuant or related to the Master Lease as a result of Subtenant’s use or occupancy of the Subleased Premises, including without limitation charges for electricity (as measured by submeter) in excess of $3.25 per square foot provided to Subtenant. All Additional Rent will be due within thirty (30) days after receipt by Subtenant of any invoice reasonably documenting such costs. The Base Rent and Additional Rent are together referred to herein as the “Rent.”

(c)     All Rent will be paid by Subtenant with no notice (except as expressly provided herein), deduction or offset whatsoever. If Subtenant fails to make any payment of Rent when due, Subtenant will pay interest on any such delinquent amount, calculated at the rate of fifteen percent (15%) per annum or, if lower, the highest rate permitted by law, from and after the due date of said payment until paid in full, without regard to whether Freddie Mac has incurred or paid any late charges or penalties under the Master Lease. Notwithstanding the foregoing, Freddie Mac agrees that no more than once in any twelve calendar month period Subtenant will have a grace period of three business days to cure a failure to make payment of Rent when due before interest charges under this Section 4(c) accrue.

5.           Term

(a)    The term of this Sublease (the “Term”) will commence upon the date this Sublease is fully executed and unconditionally deliverable by the parties hereto, and approved by Landlord, (the “Commencement Date”) and will terminate on March 30, 2017 (the “Termination Date”). Commencing August 1, 2014, Subtenant may have escorted access to the Premises, on 48 hour notice to Freddie Mac, for the express purpose of enabling Subtenant’s IT related vendors to prepare estimates. Subtenant will use reasonable efforts to limit such visits in order to minimize any disruption to Freddie Mac’s operations. Commencing no later than September 1, 2014 and continuing thereafter until the Rent Commencement Date (November 1, 2014), Subtenant shall have full access to the Premises to conduct business, subject only to all the terms and conditions of this Sublease and the Master Lease, other than payment of Base Rent. Should Subtenant not have full access to the Subleased Premises to conduct business on September 1, 2014, Freddie Mac shall pay to Subtenant, as minimum damages and not as a penalty, $ 3,170.00 per day (said sum being Base Rent plus 10%.) until Subtenant has full access to conduct business. Should full access still not be given to Subtenant by December 1, 2014, this Sublease shall terminate without further obligation of one party to the otherand the Transferred Furniture shall remain the property and obligation of Freddie Mac..

(b)    Subtenant will have no option to extend the Term from the Termination Date set forth in Section 6(a).

(c)    The Term will automatically terminate in the event the Master Lease terminates for any reason. Should the Term terminate before March 30, 2017 due to Freddie Mac’s failure to pay rent to Landlord when due under the Master Lease, and provided that Subtenant is in compliance with its payment and other obligations hereunder, Freddie Mac shall reimburse Subtenant for any reasonable expenses incurred by Subtenant, including reasonable attorneys’ fees, which Subtenant would not have incurred but for Freddie Mac’s failure to pay rent to Landlord when due. Additionally, title to the Transferred Furniture (Exhibit 3) will NOT pass to Subtenant and obligation to vacate the Premises pursuant terms of Master Lease remain the full responsibility of Freddie Mac at its own expense.

6.           Holding Over.   Subtenant will have no right to occupy the Subleased Premises or any portion thereof after the expiration or termination of this Sublease or of Subtenant’s right to possession. For each and every month or partial month that Subtenant remains in occupancy of all or any portion of the Subleased Premises after the expiration or termination of this Sublease or Subtenant’s right to possession, Subtenant will pay, as minimum damages and not as a penalty, monthly rent at a rate equal to the entire amount of Base Rent and Additional Rent payable by Freddie Mac to Landlord for the Subleased Premises during such period plus an additional ten percent (10%). The acceptance by Freddie Mac of any lesser sum will be construed as payment on account and not in satisfaction of the foregoing obligation. In addition to the foregoing, Freddie Mac may exercise any and all remedies available to it at law or in equity to recover possession of the Subleased Premises, and to recover damages, including any additional amounts that may be payable by Freddie Mac to Landlord by reason of such holdover.

7.           Entry.   Freddie Mac will have the same rights to enter into the Subleased Premises as are provided to Landlord to enter the Premises in the Master Lease. For all non-emergency entries, 24 hours prior notice is required as Subtenant will have custody of extensive Personal Identification Information (PII) in the Subleased Premises which requires strict security mandated by the US Securities and Exchange Commission (SEC) as well as Financial Industry Regulatory Authority (FINRA). Each visitor must present two forms of Government-issued photographic identification and be escorted by Subtenant agents for the duration of their visit.

8.           Indemnity; Insurance.   Subtenant will indemnify Freddie Mac and hold it harmless from and against any and all third party claims and related liability, losses, costs and expenses (collectively “Costs”), including reasonable attorneys’ fees, arising out of or related to Subtenant’s use or occupancy of the Subleased Premises and/or the Building or any breach of Subtenant’s obligations under this Sublease. Subtenant will carry reasonable liability and other insurance, but in no event less than the types and minimum amounts described in the Master Lease, insuring Freddie Mac and Subtenant against any and all claims related to this Sublease or Subtenant’s use or occupancy of the Subleased Premises and/or the Building. Subtenant will ensure that all of its Commercial General Liability policies and other material damage insurance will be endorsed with a clause providing that any release from liability of or waiver of claim for recovery from Freddie Mac or Landlord will not affect the validity of such policy or any insured’s right to recover thereunder. Subtenant hereby waives claims against Freddie Mac and Landlord for any loss or damage to any property, provided that their negligence was not the proximate cause of damage, and only to the extent that damages do not exceed policy maintained (or required hereunder to be maintained) by Subtenant with respect to Subtenant or the Subleased Premises.

9.           Security Deposit.   Concurrently with the execution of this Sublease, Subtenant shall deliver a Letter of Credit to Freddie Mac in an amount equal to six (6) monthly installments of Base Rent (the sum of $518,644.50), as Security Deposit (the “Security Deposit”) which will be held by Freddie Mac during the Term to guarantee the faithful performance of Subtenant’s obligations hereunder. The Security Deposit may be, at the election of Subtenant (which election may change from time to time during the term of this Sublease), either in the form of an irrevocable letter of credit for the benefit of Freddie Mac from an issuer and in a form reasonably satisfactory to Freddie Mac or in cash. The Security Deposit or any portion thereof may be applied by Freddie Mac in its discretion to cure any Subtenant default that may occur, without prejudice to any other rights or remedies that Freddie Mac may have on account thereof, and upon demand Subtenant will pay Freddie Mac the amount so applied, which will be added to the Security Deposit so the same may be restored to its original amount. During all times during which the Security Deposit is in the form of cash, the Security Deposit shall be maintained by Freddie Mac in a segregated interest bearing deposit account at a financial institution reasonably acceptable to Subtenant and all interest which accrues on the Security Deposit shall be added to and become part of the Security Deposit and shall be applied in the manner set forth herein. Freddie Mac may not commingle the Security Deposit with its other funds. Upon expiration or termination of the Term, Freddie Mac will return the letter of credit or remainder of Security Deposit to Subtenant, provided Subtenant has performed all of its obligations under this Sublease and is not in default thereunder.

10.         Default.   The occurrence of one or more of the following events (each an “Event of Default”) will constitute a default by Subtenant and a breach of this Sublease: (a) the filing of a petition by Subtenant for adjudication as bankrupt, the involuntarily adjudication of Subtenant as bankrupt or the voluntary reorganization of Subtenant pursuant to the United States Bankruptcy Code; (b) the appointment of a receiver for Subtenant; (c) the making by Subtenant of any assignment for the benefit of creditors; (d) Subtenant’s failure to pay Rent after same becomes due; provided that Subtenant will be entitled to a cure period of three (3) business days after written notice before such failure to pay will constitute an Event of Default unless Subtenant has failed to pay Rent when due more than twice during the prior twelve month period, in which event such cure period will not apply; (d) Subtenant’s failure to maintain the required insurance coverage; (e) Subtenant’s failure to cure forthwith, immediately after receipt of notice from Landlord or Freddie Mac, any hazardous condition that Subtenant has created in violation of law or the Master Lease; (f) a default in the performance of any of Subtenant’s other obligations under this Sublease which is not cured within thirty (30) days after written notice (provided that if such default is not susceptible to cure within 30 days, such 30 day period may be extended if Subtenant has commenced curing such default within such 30 day period and diligently pursues such cure to completion not more than 90 days from the date notice was received by Subtenant and in any event within the cure period provided to Freddie Mac under the Master Lease), unless Subtenant has committed a similar default more than once during the prior twelve month period, in which event such cure period will not apply; and (g) any other act or omission by Subtenant that constitutes a default under the terms of the Master Lease.

11.         Remedies for Default by Subtenant.   Upon the occurrence of an Event of Default, Freddie Mac will have (a) the right to terminate this Sublease and/or Subtenant’s right to possession of the Subleased Premises at any time and to reenter the Subleased Premises, (b) the right to recover from Subtenant all costs reasonably incurred in exercising its rights and remedies under this Sublease, including reasonable attorneys’ fees, (c) all of the rights that Landlord would have if Freddie Mac committed a default under the Master Lease, and (d) all other rights and remedies available at law and in equity.

12.         Surrender.   Upon the expiration of this Sublease, Subtenant will surrender possession of the Subleased Premises to Freddie Mac in substantially the same condition as existed on the Commencement Date (but as modified to include the Tenant Improvements), reasonable wear and tear excepted, with the exception of the Transferred Furniture which shall be removed in its entirety and all resulting damage repaired at the end of the Term. Subtenant also will comply with any requirements of the Master Lease regarding the condition of the Subleased Premises. Subtenant will secure the perimeter of the Subleased Premises at the end of the Term in a professional manner by lock and key or other locking device or system. Landlord should be able to freely and without difficulty access the space.

13.         Miscellaneous

(a)    Whenever the Master Lease requires Landlord’s consent to any particular action or matter, Subtenant will first obtain Freddie Mac’s consent to the action or matter (which consent will not be unreasonably withheld) and, if Freddie Mac consents, then Freddie Mac shall immediately (within 5 business days) seek and pursue, with reasonable diligence Landlord’s consent until decision. Subtenant acknowledges that Freddie Mac has no control over Landlord and will not be responsible for Landlord’s decisions.

(b)    This Sublease will be construed, and the rights and obligations of the parties hereunder determined, in accordance with the laws of the State and City of New York.

(c)     This Sublease constitutes the only agreement between Freddie Mac and Subtenant relating to the subject matter hereof, and no representations, promises, understandings or agreements, oral or otherwise, not herein contained will be of any force or effect. The provisions of the exhibits hereto are incorporated herein by this reference.

(d)     No modification or waiver of any provision of this Sublease will be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No waiver by Freddie Mac at any time of any provision of this Sublease will be deemed a waiver of any other provision of this Sublease at that time or a waiver of that or any other provision of this Sublease at any other time. No course of dealing between Freddie Mac and Subtenant or any delay on the part of Freddie Mac in exercising any rights will operate as a waiver of such rights nor will any waiver of a prior default operate as a waiver of any subsequent default.

(e)     This Sublease, and the rights and obligations of the parties created hereunder, will not be assignable, delegable or further subleased by Subtenant without the prior written consent of

Freddie Mac, whose consent shall not be unreasonably withheld. If Subtenant desires to assign this Sublease or sublet all or any portion of the Subleased Premises, Subtenant shall submit a statement to Freddie Mac (an “A/S Statement”) containing the following information: (a) the name and address of the proposed subtenant or assignee, (b) with respect to an assignment of this Sublease, a term sheet executed by Subtenant and the terms and conditions of the proposed assignment, including, without limitation, the consideration payable for such assignment, any additional consideration payable for leasehold improvements or Subtenant’s property and the cost of any work to prepare the Subleased Premises for occupancy by such assignee and the date Subtenant desires the assignment to be effective, and (c) with respect to a sublet of all or a part of the Subleased Premises, a term sheet executed by Subtenant and the proposed subtenant containing a description of the portion of the Subleased Premises to be sublet, and the terms and conditions of the proposed subletting, including, without limitation, the consideration per rentable square foot payable for such subletting (the “Sublease Rent”), any additional consideration payable for leasehold improvements and Subtenant’s property and the cost of any work to prepare the sublet space for occupancy by such subtenant and the date Subtenant desires the subletting to be effective. Such notice shall be deemed an irrevocable offer from Subtenant to Freddie Mac of the right, at Freddie Mac’s option, (1) to terminate this Sublease with respect to such space as Subtenant proposes to sublease (the “Partial Space”), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Sublease or a subletting of 50% or more of the rentable square footage of the Subleased Premises, to terminate this Sublease with respect to the entire Subleased Premises. Such option may be exercised by notice from Freddie Mac to Subtenant within 30 days after delivery of Subtenant’s A/S Statement along with the applicable documentation and information stated above. If Freddie Mac exercises its option to terminate all or a portion of this Sublease, (a) this Sublease shall end and expire with respect to all or a portion of the Subleased Premises, as the case may be, on the date that such assignment or sublease was to commence, provided that such date is in no event less than 60 days after the date of the above notice unless Freddie Mac agrees to an earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Subtenant, upon Freddie Mac’s request, shall enter into an amendment of this Sublease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, (d) Freddie Mac shall be free to lease the Subleased Premises (or any part thereof) to Subtenant’s prospective assignee or subtenant, and (e) the Transferred Furniture shall remain the property and obligation of Freddie Mac. Subtenant will be responsible for any demolition and/or construction of demising walls to establish a new perimeter to the Partial Space. Subtenant acknowledges that any further assignment or sublease is subject to the terms and conditions of the Master Lease, including Landlord’s approval rights and provisions concerning sharing of income from the Sublease. Subject to the foregoing, this Sublease will be binding upon and inure to the benefit of the parties hereto and their respective beneficiaries, legal representatives, successors and assigns.

(f)     The parties’ representations, warranties and obligations under Sections 2, 3, 4 5, 6, 8, 9, 10, 11, 12 and 13(i) and (l) of this Sublease will survive the expiration or earlier termination of the Term.

(g)    The provisions of this Sublease are severable. If any such provision is for any reason declared invalid, illegal or unenforceable by a court of competent jurisdiction, (i) such invalidity, illegality or unenforceability will not affect any other provision of this Sublease, and (ii) the court will substitute for such provision an enforceable provision that preserves the original intentions of the parties to the maximum extent possible in accordance with applicable law.

(h)    Each party represents to the other that it has all necessary power and authority to enter into and perform its obligations under this Sublease. The individuals executing this Sublease on behalf of each party represent that they have authority to do so.

(i)     All notices required or permitted to be sent under this Sublease will be sent to the parties at the addresses set forth in this subsection, or to such other addresses and to such other individuals of which either party may notify the other in a notice that complies with the provisions of this subsection. All notices will be deemed given (i) when delivered by hand, (ii) one (1) day after receipted delivery to a reputable overnight carrier, or (iii) five (5) days after placement in first-class mail, postage prepaid, return receipt requested.

Notices to Freddie Mac will be sent to: Federal Home Loan Mortgage Corporation, 8250 Jones Branch Drive, Mail Stop A3D, McLean, VA 22102, Attn: Vice President, Corporate Services, Phone: 703-918-5310, Fax: 703-918-5324, Email: steven_cole@freddiemac.com. A copy of any notice to Freddie Mac related to any default or alleged default by either party under the Sublease will be sent to: Federal Home Loan Mortgage Corporation, 8200 Jones Branch Drive, Mail Stop 204, McLean, VA 22102, Attn: Vice President and Deputy General Counsel - General Corporate, Phone: 703-903-2600, Fax: 703-903-2252, email: judy_gayer@freddiemac.com.

Notices to Subtenant will be sent to Sidoti & Company LLC,122 East 42nd Street, New York, New York 10168, Attn CFO, Andrea Martens Phone: (212) 453-7026 Fax: (646) 224-8221 Email(s)Psidoti@sidoti.com and amartens@sidoti.com. A copy of any notice to Subtenant related to any default or alleged default by either party under the Sublease will be sent to: Sidoti & Company LLC, 122 East 42nd Street, New York, New York 10168, Attn: CFO, Andrea Martens Phone: (212) 453-7026 Fax: (646) 224-8221 Email(s)Psidoti@sidoti.com and amartens@sidoti.com. plus copy to Stephen T. Treacy, Esq., Stephen T. Treacy, PC, 129 Radcliff Drive North, East Norwich, NY 11732; phone: (516) 802-0992; cell (516) 526-6234; email: Stevetreacy@hotmail.com

(j.)    Without limiting Subtenant’s obligations pursuant to Section 2 above, Subtenant agrees to comply with all reasonable instructions provided by Landlord or Freddie Mac that relate to security of the Building, the Subleased Premises or any individuals or property therein.

(k)    This Sublease was negotiated by equally sophisticated parties, each of which obtained such legal advice as it deemed necessary. This Sublease will not be construed more strictly against one party based on the fact that all or part of it was drafted by such party. The term “including” means “including without limitation.” The captions in this Sublease are included for convenience of reference only and will not be construed to define or limit any of the provisions contained herein.

(l)     Subtenant represents that it has dealt with no brokers other than Cresa New York (collectively, the “Brokers”) in connection with this Sublease. Subtenant will indemnify Freddie Mac and hold it harmless against any claims arising out of the untruth or alleged untruth of Subtenant’s representation in this subsection (l). Freddie Mac represents that it has appointed Cushman & Wakefield, Inc as its exclusive agent as to this Sublease; that it will indemnify Subtenant and hold it harmless against any claims arising out of the untruth or alleged untruth of Freddie Mac’s representation in this subsection (l)

(m)   Any Notice issued by Landlord to Freddie Mac under the Master Lease (including, but not limited to Notice of default, cure or cancellation) shall be delivered by Freddie Mac to Subtenant within 5 business days after Freddie Mac’s receipt of same.

14.   NOTICE.   The Subtenant is hereby notified that the Subleased Premises are subject to the jurisdiction of the New York City Landmarks Preservation Commission. In accordance with Sections 25-305, 25-306, 25-309, and 25-310 of the Administrative Code of the City of New York and the rules set forth in Title 63 of the Rules of the City of New York, any demolition, construction, reconstruction, alteration or minor work as described in such sections and such rules may not be commenced within or at the Subleased Premises without the prior written approval of the New York City Landmarks Preservation Commission. Subtenant is notified that such demolition, construction, reconstruction, alterations or minor work includes, but is not limited to, (a) work to the exterior of the Subleased Premises involving windows, signs, awnings, flagpoles, and banners and (b) interior work to the Subleased Premises that (i) requires a permit from the Department of Buildings or (ii) changes, destroys, or affects an interior architectural feature of an interior landmark or an exterior architectural improvement that is a landmark or located on a landmark site or in a historical district. Subtenant understands and agrees that, in addition to the aforementioned required that Subtenant must obtain prior written approval of the New York City Landmarks Preservation Commission for such demolition, construction, reconstruction, alteration or minor work, no such demolition, construction, reconstruction, alteration or minor work may be performed by Subtenant unless same is permitted in accordance with the terms, conditions, and provisions of the Sublease and the Master Lease or is otherwise performed with both Freddie Mac’s and Landlord’s prior written consent. Subtenant further represents, warrants and covenants that, at any time during the term of this Sublease, in the event that Subtenant should enter into a sublease, or any renewal thereof, for all or any portion of the Subleased Premises, as may be permitted pursuant to the terms and conditions of this Sublease and the Master Lease, such sublease, or renewal thereof, shall contain, conspicuously set forth therein, a notice to the subtenant in compliance with the terms, conditions and provisions of Section 25-322 of the Administrative Code of the City of New York.Freddie Mac represents to Subtenant that to the best of Freddie Mac’s knowledge at no time during the course of the Master Lease has Freddie Mac caused any demolition, construction, reconstruction, alteration or minor work as described in the aforementioned Administrative Code sections and rules to be performed within or at the Subleased Premises without the prior written approval of the New York City Landmarks Preservation Commission.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first set forth above.

SIDOTI & COMPANY LLC		FEDERAL HOME LOAN MORTGAGE CORPORATION

By:		By:

Title:	CEO	Title:	EVP & CFO

Date:	5/7/14	Date:	5-12-14

Table of Exhibits

Exhibit 1	Subleased Premises

Exhibit 2	Base Rent Schedule

Exhibit 3	Transferred Furniture

Exhibit 4	Personal Property That Does Not Convey to Subtenant

Exhibit 5	Bill of Sale

Exhibit 6	LANDLORD’S ESTOPPEL CERTIFICATE

EXHIBIT 1

Subleased Premises

Exhibit 2

Base Rent Schedule

122 E. 42nd Street, NY, NY

31,433 RSF

SUBLEASE RENT SCHEDULE
Period	Annual Cost Per Sq. Ft.	Monthly Rent	Annual Rent	# Months Abated Rent	Abated Rent Total	Annual Total (inclusive of abatement)
September 1, 2014 - August 31, 2015	$33.00	$86,440.75	$1,037,289.00	2	$172,881.50	$864,407.50
September 1, 2015 - August 31, 2016	$33.66	$88,169.57	$1,058,034.78	0	$0.00	$1,058,034.78
September 1, 2016 - March 30, 2017	$34.33	$89,932.96	$629,530.69	0	$0.00	$629,530.69
Lease Total			$2,724,854.47		$172,881.50	$2,551,972.97

Sublease Commencement Date:	September 1, 2014
Rent Commencement Date:	November 1, 2014

5/7/2014	1

Exhibit 3

Transferred Property

Qty*	Description	Mfgr.	Model	Location
Audiovisual
1	Touch Panel	AMX	AMXFG2252-61RGB	Board Room
1	Touch Panel Kit	AMX	AMXEXP8431	Board Room
1	Amplifier	Crown	CRNCDi1000SA	Board Room
1	Projection Screen	Dalite	DAL92613	Training room
1	Switcher	Extron	EXT60-325-16	Board Room
1	Switcher	Extron	EXT60-555-21	Board Room
8	Speaker - Ceiling	JBL	26CT	Board Room
2	Monitor	LG	LGMU-60PZ95V	Board Room
1	TV	LG	RU-23LZ50C	Pantry
1	TV	LG	RU-23LZ50C	outside wire room
1	LCD Projector	NEC	NP2000	Training Rm.
1	PowerCam	Polycom	8200-51095-001	Board Room
1	VSX MPPLUS - VTC Software	Polycom	5150-22762-001	Board Room
1	Codec	Polycom	HDX 9000	Board Room
1	Microphone - Ceiling	Polycom	Vortex EF2280	Board Room
1	Mixer	Polycom	Vortex EF2280	Board Room
1	DVD/VHS Player	Sony	SNYSLV-D370P	Board Room

Computer Room
2	Liebert DS HVAC	Liebert	VS042WRAOE1577A	Computer Room
2	Liebert Drycooler HVAC	Liebert	DDO225A	Computer Room
1	MGE 40KW UPS	MGE	EPS4040/22.66	Computer Room
2	42 circuit panel boards			Computer Room
1	Cable leak detection system	Liebert		Computer Room
1	SLK 24F Fire Panel	FIKE		Computer Room
1	C 10-005 Pre-Action Panel	FIKE		Computer Room
324 lbs	Halon 1301 Gas Suppression			Computer Room
8	Smoke Detectors			Computer Room
1	CMX 230 system controller	Andover		Computer Room
1	851 Infinet Controllers	Andover		Computer Room
1	AAON H2-B1-2-16 3 Ton HVAC unit	AAON		Board Room
1	AAON CA-03-2-B1010 Condenser	AAON		Board Room

Pantry
2	Refrigerator	Sub Zero	650/S3	Pantry
2	Refrigerator	U-Line	U-1175RB-00	1 board Area, 1 Quiet Rm
1	Refrigerator	TRUE	ANS1Z-971	Outside Trng. Rm
2	Ice Machine	Mantiwoc	QD0212A	Pantry
1	Toaster Oven	Black & Decker	CT07000-CT08000
4	Microwave	GE Profile	JES2251SJ02	Pantry

5/7/2014	1

Exhibit 3

Transferred Property

Security
1	Pelco DS Control Point v 4.52 Application	Pelco
1	CPI Network Equip. Racks
1	Handkey Biometric Readers HK-2
2	Electric Lock Strike		Various
11	Maglock		Various
8	DPDT Contact (Flush) Reader Doors		Various
8	REX		Various
8	RM-DCM-2 Door Controller		Various
11	Card Reader		Various
1	iStar Power Supply	iStar
1	Istar-8	iStar
4	Panic Alarms/Duress - No Strobes		Various
10	Cameras
10	Analog Fixed Interior Camera
1	CCTV Power Supply
1	Pelco DS DVR DSX164500-5	Pelco
1	Pelco DS DVXi Mux Board	Pelco
1	Aiphone Video Master	Aiphone
1	Aiphone Video Intercom Station	Aiphone

Furniture
1	Conf. Table 240”/60/54w boat shape	Nucraft		Board room
1	Console Table 52x18x29	Nucraft	Maya	Board room
3	Tech Bay Housing table	Nucraft		Board room
6	Wood Back & Arm Chairs	HBF	Del Mar	Brdrm & Green Rm
3	48x48 reversible tack mounted marker board	Egan		Boardroom
2	Track and Accessories	Egan		Boardroom
18	Mid Back desk Chairs	Keilhauer	Response	Boardroom
1	42” D Round table (glass)	HBF		Green Room
1	Sq. end table	HBF		Green Room
4	Lounge Chair	HBF	Scoop	Green Room
2	Westwood armless chairs	HBF		Reception Area
1	Westwood sofa	HBF	Westwood	Reception Area
1	Rectangular occasional table, glass top	Slimline		Reception Area
1	Round occasional table glass	Slimline		Reception Area
1	file cabinet 30W soft white			Reception?
1	High Back desk Chair	Keilhauer	Response	VP Office
6	Tom Mid-Back	Keilhauer	Tom	VP Office

5/7/2014	2

Exhibit 3

Transferred Property

Furniture (continued)
1	Wood Set VP Office
26	Tom Chairs	Keilhauer		Conf. Rooms
1	Peter Pepper glass marker board with rail	Peter Pepper		Conf Room
6	Satellite Tables 17“x25”	Metro		4 Conf & 2 Quite Rm
1	Auxiliary Table 18X72wX29h	Metro
1	58” Sofa w arms	Martin Brattrud		Quiet Room
1	Lounge Chair	Martin Brattrud		Quiet Room
10	Infinity T base Table with modesty panel 60 X 24		Nevamar	Training
1	Mobil workstation 30x20x22	Peter Pepper		Training
17	Training tables rectangular	Q-squared		Training
41	Stacking chair	Flexnet	Caper	Training
6	Café Dome Tables	Leland		Pantry
24	Café Chairs	Leland	Parfait	Pantry
1	Tack Board with glass doors	Peter Pepper		Pantry
	Heavy duty shelving units			IT Room
74	6x8 wk/stations w access.	H/Miller	Ethospace	Open Floor
12	trader bullpen	H/Miller	Ethospace	Open Floor
17	director offices	H/Miller	Ethospace	enclosed offices
17	Task Chairs	Humanscale		Director Offices
18	Egan Boards 48x48	Egan		Director Offices
2	Oblong occasional table dark walnut	Prismatique
2	Oval 36x72 Table
1	70” round table
1	Oval 54x144 Table
1	Stool Black with Casters			Mailroom
74	Task Chairs	Aeron		Open Floor
3	Presentation cabinet 48”x48”	Egan
15	Frstanding Bkcase no doors
4	Vela Square Table 48x48	Versteel	Vela
1	Cabinet 42wx18d white
8	Lat file 42wx18dx4H white
4	5 high cabinet 36w white
4	36wx18d five shelves white
100	Light fixtures, panel mount (black)	Marigold		Open Floor

*	All quantities approximate

5/7/2014	3

Exhibit 4

Personal Property that Does Not Convey to Subtenant

1.	Artwork
2.	Desk accessories (In/Out Trays, waste baskets, etc.)
3.	Telephones
4.	Printers, fax machines, multifunction devices, etc.
5.	All systems, components, etc. (rack mounted and/or wall mounted) in the computer room (PBX, servers, switches, routers, etc.) with the exception of those items noted below.

Computer Room
2	Liebert DS HVAC	Liebert	VS042WRAOE1577A	Computer Room
2	Liebert Drycooler HVAC	Liebert	DDO225A	Computer Room
1	MGE 40KW UPS	MGE	EPS4040/22.66	Computer Room
2	42 circuit panel boards			Computer Room
1	Cable leak detection system	Liebert		Computer Room
1	SLK 24F Fire Panel	FIKE		Computer Room
1	C 10-005 Pre-Action Panel	FIKE		Computer Room
324 lbs	Halon 1301 Gas Suppression			Computer Room
8	Smoke Detectors			Computer Room
1	CMX 230 system controller	Andover		Computer Room
1	851 Infinet Controllers	Andover		Computer Room
1	AAON H2-B1-2-16 3 Ton HVAC unit	AAON		Board Room
1	AAON CA-03-2-B1010 Condenser	AAON		Board Room

6.	Items that are provided on premises under a rental agreement which include but are not limited to the following:

o	Water Coolers
o	Coffee Makers
o	Photo Copier Equipment
o	Printers/Fax Machines, etc.
o	Vending Equipment
o	Soda Storage/Distribution Equipment

7.	Any items belonging to the landlord

EXHIBIT 5

BILL OF SALE

KNOW ALL BY THESE PRESENTS that Federal Home Loan Mortgage Corporation (“Seller”), in consideration of the sum of ONE DOLLAR and other good and valuable consideration to it in hand paid by Sidoti & Company LLC (“Buyer”), the receipt and sufficiency whereof is hereby acknowledged, does hereby grant, bargain, sell, and convey to Buyer, its successors and assigns, forever, the furniture and other items described in Exhibit A (collectively referred to as “Furniture” herein), which is attached hereto and incorporated herein by reference, (being and intended to be the same items referenced in Exhibit 3 of a Sublease by and between Buyer and Seller dated April  , 2014)

TO HAVE AND TO HOLD THE SAME by Buyer, its successors and assigns forever. Seller, for itself, its successors and assigns, hereby covenants and warrants that Seller is the lawful owner of the Furniture and has good right to sell the same as aforesaid.

THE FURNITURE IS SOLD “AS IS”. EXCEPT AS SPECIFICALLY SET FORTH ABOVE, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE FURNITURE, INCLUDING ANY (a) WARRANTY OF MERCHANTABILITY; (b) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (c) WARRANTY OF TITLE; OR (d) WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY; WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE. BY ACCEPTING THIS BILL OF SALE, BUYER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY MADE BY SELLER, OR ANY OTHER PERSON ON SELLER’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS BILL OF SALE.

IN TESTIMONY WHEREOF, Buyer and Seller have caused these presents to be executed on this ___ day of March, 2017.

Federal Home Loan Mortgage Corporation

By:

Title:

STATE OF NEW YORK )
	) SS.:	ACKNOWLEDGMENT

COUNTY OF NEW YORK	)

On the _______ day of March, 2017, before me, the undersigned, personally appeared _____________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual, or the person or organization upon behalf of which the individual acted, executed the instrument.

Notary Public

Exhibit 6

LANDLORD’S ESTOPPEL CERTIFICATE

PREMISES:                          122 East 42nd Street (4th floor) New York, NY 10168

LANDLORD:             122 East 42nd Street LLC

TENANT:                             FEDERAL HOME LOAN MORTGAGE CORPORATION

DATE OF LEASE:    November 29, 2006

The LANDLORD  ,122 East 42nd Street LLC, in consideration of Ten Dollars, does hereby certify and acknowledge the following:

1.    The above-referenced Lease is in full force and effect and FEDERAL HOME LOAN MORTGAGE CORPORATION has not defaulted in any manner thereunder since its inception ; the terms and conditions of said Lease have not been modified since executed in November, 2006 except:__________________________________________________.

2.    The Lease security deposit being held is $________________________

3.    The monthly rent of $____________________ is paid through__________________, 2014

Dated: New York, NY

May ____, 2014

122 East 42nd Street LLC, Landlord

By:

State of New York	)

) ss.:

County of New York	)

On the     day of May, in the year 2014, before me, the undersigned, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My Commission Expires on